UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida		33309

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     BankAtlantic Bancorp issued a press release on April 26, 2006 announcing that its wholly owned subsidiary, BankAtlantic, had entered into a deferred prosecution agreement with the U.S. Attorney for the Southern District of Florida relating to deficiencies in its compliance with the Bank Secrecy Act and anti-money laundering laws and regulations, a cease and desist order with the Office of Thrift Supervision and a consent to assessment with FinCEN.
     More information concerning the background of this matter and the terms and conditions of the agreement, the order and the assessment is contained in the press release that is Exhibit 99.1 hereto. The full text of the agreement, the order and the consent to assessment are also attached as exhibits to this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: April 27, 2006	By:	/s/ James A. White
		Name:	James A. White
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Deferred Prosecution Agreement, including Factual Statement
10.2	Assessment of Civil Money Penalty (FinCEN)
10.3	Stipulation and Consent to Cease and Desist Order and Civil Money Penalty (OTS)
10.4	Cease and Desist Order (OTS)
10.5	Order of Assessment of a Civil Money Penalty (OTS)

99.1	Press Release of April 26, 2006

4